Exhibit 10.29

FIRST AMENDMENT TO

2005 INCENTIVE AWARD PLAN

OF OWENS-ILLINOIS, INC.

THIS FIRST AMENDMENT TO THE 2005 INCENTIVE AWARD PLAN OF OWENS-ILLINOIS, INC., dated as of December 4, 2006, is made and adopted by OWENS-ILLINOIS, INC., a Delaware corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the 2005 Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the 2005 Incentive Award Plan of Owens-Illinois, Inc (the “2005 Plan”);

WHEREAS, the Company desires to amend the 2005 Plan to amend the definition of “Fair Market Value”;

WHEREAS, pursuant to Section 14.1 of the 2005 Plan, the 2005 Plan may be amended by the Compensation Committee (the “Committee”) of the Board of Directors of the Company;

WHEREAS, this First Amendment was duly adopted by a resolution of the Committee dated as of March 25, 2002, subject to approval thereof by the Company’s stockholders; and

WHEREAS, this First Amendment does not require approval of the stockholders of the Company.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the 2005 Plan as follows:

1.             Section 2.17 of the 2005 Plan is hereby deleted in its entirety and replaced with the following:

“2.17  “Fair Market Value” means with respect to a share of Stock as of a given date, (i) the closing price of a share of Stock on the principal exchange on which shares of Stock are then trading, if any, or if shares were not traded on that day,  then on the next preceding trading day during which a sale occurred; or (ii) if Stock is not traded on an exchange but is quoted on NASDAQ or a successor or other quotation system, (1) the last sales price (if Stock is then listed as a National Market Issue under the NASD National Market System) for such day; or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on that day as reported by NASDAQ or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Stock on such day as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded the fair market value established by the Committee acting in good faith.”

2.             This First Amendment shall be and is hereby incorporated in and forms a part of the 2005 Plan.

3.             The foregoing amendment to Section 2.17 of the 2005 Plan shall be effective with respect to all future grants.

4.             All other terms and provisions of the 2005 Plan shall remain unchanged except as specifically modified herein.

5.             The 2005 Plan, as amended by this First Amendment, is hereby ratified and confirmed.

I hereby certify that the foregoing Amendment was duly adopted by the Compensation Committee of the Board of Directors of Owens-Illinois, Inc. on December 1, 2006.

By:	/s/ James W. Baehren
Name: James W. Baehren
Title: Secretary